Exhibit 99.1

ITEM 6.    SELECTED FINANCIAL DATA

The following selected financial data should be read in conjunction with our audited consolidated financial statements and the Notes to Consolidated Financial Statements in Item 8 of this Current Report on Form 8-K (Current Report). The purpose of this reissuance of Item 6 is to reflect as discontinued operations for all periods presented our former natural gas distribution and energy services businesses.

The following table sets forth our selected financial data for each of the periods indicated:

	Years Ended December 31,
	2013	2012	2011	2010	2009
	(Millions of dollars except per share amounts)
Revenues	$11,871.9	$10,184.1	$11,325.0	$8,678.6	$6,477.5
Income from continuing operations	$589.1	$677.7	$644.9	$349.8	$334.5
Income from continuing operations attributable to ONEOK	$278.7	$294.8	$245.8	$143.1	$148.8
Net income attributable to ONEOK	$266.5	$360.6	$360.6	$334.6	$305.5
Total assets	$17,741.5	$15,901.0	$13,707.5	$12,570.1	$12,859.7
Long-term debt, including current maturities	$7,764.3	$6,524.7	$4,892.1	$4,327.6	$4,600.0
Earnings per share - continuing operations
Basic	$1.35	$1.43	$1.17	$0.67	$0.71
Diluted	$1.33	$1.40	$1.15	$0.66	$0.70
Earnings per share - total
Basic	$1.29	$1.75	$1.72	$1.57	$1.45
Diluted	$1.27	$1.71	$1.68	$1.55	$1.44
Dividends declared per common share	$1.48	$1.27	$1.08	$0.91	$0.82